UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

November 8, 2015
Date of Report (Date of Earliest Event Reported)

FIRST POTOMAC REALTY TRUST
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-31824	37-1470730
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

7600 Wisconsin Avenue, 11th Floor
Bethesda, Maryland 20814
(Address of Principal Executive Offices) (Zip Code)

(301) 986-9200
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule l3e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 8, 2015, Douglas J. Donatelli, the President and Chief Executive Officer of First Potomac Realty Trust (the “Company”), and Nicholas R. Smith, the Executive Vice President and Chief Investment Officer of the Company, each resigned from all positions he holds with the Company, including Mr. Donatelli’s position as a trustee on the Board of Trustees of the Company, effective as of November 8, 2015 (the “Effective Date”). Neither resignation involved a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

In connection with Mr. Donatelli’s resignation, the Board of Trustees (the “Board”) of the Company appointed Robert Milkovich, the Company’s Executive Vice President and Chief Operating Officer, as President and Chief Executive Officer of the Company. Mr. Milkovich also was appointed as a trustee of the Board of Trustees of the Company, filling the vacancy created by Mr. Donatelli’s resignation. He will also continue as the Company’s Chief Operating Officer. No determinations have been made at this time regarding any change in Mr. Milkovich’s compensation as a result of his becoming our President and Chief Executive Officer.

Mr. Milkovich, 55, joined the Company in June 2014 as Executive Vice President and Chief Operating Officer. Mr. Milkovich has over 25 years of leadership in the greater Washington, D.C. commercial real estate industry, as well as elsewhere in the country. Prior to joining the Company, he served, since 2012, as President and Head of the Investment Committee of Spaulding & Slye Investments, a comprehensive real estate services and investment company that is a wholly owned subsidiary of Jones Lang LaSalle. He also served as Regional Director of Archon Group, L.P., an investment arm of the Merchant Banking Division of Goldman Sachs, which he joined in 2004, and served as Market Managing Director for CarrAmerica Realty Corporation, a then publicly traded office REIT headquartered in Washington, D.C. He currently serves as a Director and Investment Committee member for the University System of Maryland Foundation. Mr. Milkovich is on the Board and Membership Committee of the Economic Club of Washington, D.C. and is a member of the Urban Land Institute’s Office Development Counsel, and is a past president of The Real Estate Group in Washington, D.C. Mr. Milkovich graduated with a B.S. in Business Administration from the University of Maryland.

In connection with Mr. Donatelli’s departure, on the Effective Date, First Potomac Realty Investment Limited Partnership, the Company’s operating partnership (the “Operating Partnership”), and Mr. Donatelli entered into a separation of employment agreement and general release (the “Donatelli Separation Agreement”) pursuant to which Mr. Donatelli will receive the following severance payments and benefits, provided that he does not revoke the Donatelli Separation Agreement within seven days of the date the agreement was signed: (i) a severance payment of $1,493,500, paid in equal installments consistent with the Operating Partnership’s payroll practices over a 23-month period beginning on the first day of the seventh month following the Effective Date, except that the first payment will include any amounts accumulated during the prior six months that would otherwise have been paid during such period if there had been no delay in payment; (ii) a payment of $1,194,306, which represents Mr. Donatelli’s pro-rated incentive pay, paid in equal installments consistent with the Operating Partnership’s payroll practices over an 18-month period beginning on the first day of the seventh month following the Effective Date, except that the first payment will include any amounts accumulated during the prior six months that would otherwise have been paid during such period if there had been no delay in payment; (iii) accelerated vesting of 126,185 restricted shares and 265,625 options to purchase common shares held by Mr. Donatelli (with an extended period during which he may exercise such options); (iv) a lump sum payment of $440,000 payable within 10 business days of the Effective Date, which represents the fixed portion of an award under the Company’s Long Term Incentive Plan for the 2015 plan year; and (v) continued group health and medical benefits coverage for the 24-month period following the Effective Date for himself, his spouse and dependents or the payment of cash in lieu of such coverage in an amount equal to the after-tax cost of continuing such coverage if the coverage cannot be continued. Pursuant to the Donatelli Separation Agreement, Mr. Donatelli also provided the Operating Partnership with a general release and waiver of claims. The Separation Agreement requires Mr. Donatelli to comply with non-competition and non-solicitation restrictive covenants for a period of 12 months following the Effective Date, as well as confidentiality and non-disparagement restrictive covenants.

In connection with Mr. Smith’s departure, on the Effective Date, the Operating Partnership and Mr. Smith entered into a separation of employment agreement and general release (the “Smith Separation Agreement”) pursuant to which Mr. Smith will receive the following severance payments and benefits, provided that he does not revoke the Smith Separation Agreement within seven days of the date the agreement was signed: (i) a severance payment of $845,833, paid in equal installments consistent with the Operating Partnership’s payroll practices over a 23-month period beginning on the first day of the seventh

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month following the Effective Date, except that the first payment will include any amounts accumulated during the prior six months that would otherwise have been paid during such period if there had been no delay in payment; (ii) a payment of $314,827, paid in equal installments consistent with the Operating Partnership’s payroll practices over an 18-month period beginning on the first day of the seventh month following the Effective Date, except that the first payment will include any amounts accumulated during the prior six months that would otherwise have been paid during such period if there had been no delay in payment; (iii) accelerated vesting of 102,986 restricted shares held by Mr. Smith; (iv) a lump sum payment of $230,000 payable within 10 business days of the Effective Date, which represents the fixed portion of an award under the Company’s Long Term Incentive Plan for the 2015 plan year; and (v) continued group health and medical benefits coverage for the 24-month period following the Effective Date for himself, his spouse and dependents or the payment of cash in lieu of such coverage in an amount equal to the after-tax cost of continuing such coverage if the coverage cannot be continued. Pursuant to the Smith Separation Agreement, Mr. Smith also provided the Operating Partnership with a general release and waiver of claims. The Separation Agreement requires Mr. Smith to comply with non-competition and non-solicitation restrictive covenants for a period of 12 months following the Effective Date, as well as confidentiality and non-disparagement restrictive covenants.

The foregoing summary of each of the Donatelli Separation Agreement and the Smith Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Donatelli Separation Agreement and the Smith Separation Agreement, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

The Company currently expects that it will incur an accounting charge in the fourth quarter of 2015 of approximately $6.5 million associated with the accelerated vesting of options and restricted shares and the payments to be made to Mr. Donatelli and Mr. Smith under the Donatelli Separation Agreement and the Smith Separation Agreement, respectively, as described above. This charge is net of approximately $1 million of expense associated with incentive compensation that has already been accrued by the Company during 2015 through the date of their separation.

Item 7.01.     Regulation FD Disclosure.

On November 9, 2015, the Company issued a press release announcing the matters described in Item 5.02 above. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein solely for purposes of this Item 7.01 disclosure.

The information included in this Current Report on Form 8-K under this Item 7.01 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description

10.1	Separation of Employment Agreement and General Release, dated as of November 8, 2015, by and between First Potomac Realty Investment Limited Partnership and Douglas J. Donatelli
10.2	Separation of Employment Agreement and General Release, dated as of November 8, 2015, by and between First Potomac Realty Investment Limited Partnership and Nicholas R. Smith
99.1	Press Release dated November 9, 2015

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST POTOMAC REALTY TRUST

November 9, 2015	/s/ Samantha Sacks Gallagher
Samantha Sacks Gallagher
Executive Vice President, General Counsel and Secretary

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EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Separation of Employment Agreement and General Release, dated as of November 8, 2015, by and between First Potomac Realty Investment Limited Partnership and Douglas J. Donatelli
10.2	Separation of Employment Agreement and General Release, dated as of November 8, 2015, by and between First Potomac Realty Investment Limited Partnership and Nicholas R. Smith
99.1	Press Release dated November 9, 2015

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